EXHIBIT 10.23a
AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT
THIS AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of February 20, 2023, by and between Centene Corporation, a Delaware corporation, together with its successors and assigns permitted under this Agreement (the “Company”), and Andrew Asher (the “Executive”).
WHEREAS, the parties entered into that certain Executive Employment Agreement dated as of April 28, 2022 (“Agreement”); and
WHEREAS, the parties desire to amend the Agreement in order to reflect a change in the Executive’s long-term incentive compensation.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:
1.Section 3(g) is amended in its entirety to read as follows:
In 2022, the total target level of compensation for the Executive will be $8,900,000. In future calendar years, the Executive’s actual total target level of compensation shall be annually determined by the Compensation Committee in its sole discretion. The Compensation Committee shall determine in its sole discretion, consistent with the principles set forth in (d) and (e) above, the specific components of the Executive’s total compensation for 2023 and 2024 and for any future calendar years in the Employment Term.
2.Section 3(h) is deleted in its entirety.
3.Section 14(h)(i) is amended in its entirety to read as follows:
(i) a reduction in the Executive’s (x) Base Salary, (y) Target Bonus or (z) aggregate compensation opportunity, in each case, from the prior year’s amounts,
4.General Terms and Conditions. All other terms and conditions of the Agreement not amended hereunder shall remain in full force and effect, as applicable. This Amendment shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to principles of conflict of laws that would cause the application of laws of another jurisdiction. This Amendment may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Amendment.

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.
CENTENE CORPORATION

By: /s/ Sarah M. London
Name: Sarah M. London
Title: Chief Executive Officer
EXECUTIVE

By: /s/ Andrew Asher
ANDREW ASHER